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PRACTICEWORKS, INC.
2000 Stock Option Plan
Option Certificate (Length of Service Stock Options)

        PracticeWorks, Inc., a Delaware corporation (the "Company"), hereby grants to the optionee named below ("Optionee" or "you") an option (this "Option") to purchase up to the total number of shares shown below of Common Stock of the Company ("Shares") at the option price per share set forth below (the "Option Price"), subject to all of the terms and conditions on the reverse side of this Option Certificate and the PracticeWorks, Inc. 2000 Stock Option Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This certificate is an Option Certificate as contemplated in the Plan. The Options represented by this Option Certificate are non-qualified options, defined as Non-ISOs under the Plan.

Shares Subject to Option: ____________________

Option Price Per Share: ____________________

Term of Option: TEN (10) YEARS

Vesting:

Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 2 on the reverse of this Option Certificate.

IN WITNESS WHEREOF, this Option Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

PRACTICEWORKS, INC.

By: ________________________________________

Grant Date: ____________________

Type of Stock Option:
Non-qualified Stock Option (Non-ISO)

By acceptance of this Option Certificate, Optionee acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Option Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

________________________________________
[Name of Optionee]

1.    Exercise Period of Option. Subject to the terms and conditions of this Option Certificate and the Plan, and unless otherwise modified in a written document signed by the Company and accepted by you, the Optionee, you may exercise this Option from time to time before it expires with respect to some or all of the Shares subject to this Option that are at that time vested. The Option becomes vested (available to be exercised) as provided in Section 2 below. This Option expires and you may no longer exercise this Option after 5 p.m. Eastern Time on the date that is the last day of the Term following the Grant Date (hereinafter this date and time is called the "Expiration Date"). The Term and the Grant Date both are set forth on the face of this Option Certificate. Please note, however, that you may lose the right to exercise this Option earlier than the Expiration Date as provided in Section 4 below. In addition, you may not exercise this Option if you are in breach of any written restrictive covenants agreement with the Company, and the Company may cancel this Option if you materially breach such agreement.

2.    Vesting and Exercise of Shares. Subject to the terms of the Plan, this Option Certificate and the Exercise Notice (a document explained in Section 5 below), you shall be entitled to purchase, through the full or partial exercise of this Option, up to the total number of Shares (whole Shares only) for which an option to purchase was granted to you and which you are eligible to exercise. You may exercise this Option with respect to any or all of the Shares only after you have completed forty-eight (48) months of continuous service to the Company or to a Parent or Subsidiary from the Grant Date of this Option.

The Board of Directors of the Company, in its sole and absolute discretion, will make the final determination of whether you have met the continuous service requirement, if there is a dispute.

The Plan provides for acceleration of vesting of all Plan awards under certain conditions involving change of control or sale of the Company. This acceleration would apply to your Options.

3.    Restrictions on Exercise. You may not exercise this Option unless and until the resulting sale of the Shares to you by the Company at that time would be in compliance with the Securities Act of 1933 (the "Securities Act") and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. You understand that the Company is under no obligation to you to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

4.    Termination of Option. Except as provided below in this Section 4, you may not exercise this Option and it shall immediately be forfeited after the date which is three months after your continuous service to the Company or to any Parent or Subsidiary ends. You shall be considered to perform services for the Company, or for any Parent or Subsidiary, for all purposes under this Section and Section 2 hereof, if you are an officer or full-time employee of the Company, or of any Parent or Subsidiary, or if you are rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or to any Parent or Subsidiary. The effective date on which your performance of services ends for any reason, including death or disability, is referred to herein as the "Termination Date."

        (a)  Termination for Cause. If your employment or engagement for services by the Company, or by any Parent or Subsidiary, is terminated for Cause, this Option shall immediately be forfeited and will terminate, along with any and all rights or subsequent rights attached hereto, as of the Termination Date, but in no event later than the Expiration Date. For this purpose, "Cause" is defined as set forth in the written employment agreement or services agreement between you and the Company, if there is one, or else "Cause" means actions or omissions by you that are harmful to the Company.

        (b)  Death. If you die, then this Option, to the extent (and only to the extent) that it was vested and would have been exercisable by you as of the Termination Date, may be exercised by your legal representative within one (1) year after the Termination Date, but in no event later than the Expiration Date.

        (c)  Disability. If you cease to be employed or engaged for services by the Company, and by any Parent or Subsidiary, as a result of a disability (within the meaning of Code §22(e)(3)), then this Option, to the extent (and only to the extent) that it would have been exercisable by you as of the Termination Date, may be exercised by you within one (1) year after the Termination Date, but in no event later than the Expiration Date.

        (d)  Final Determination By Board. The Board of Directors will have sole and absolute discretion to make a final determination, if there is any dispute, as to whether you are rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or to any Parent or Subsidiary. The Board may as well make a final determination, in its sole and absolute discretion, if there is a dispute, as to whether a material reduction or decrease in responsibilities is a cessation of performance of services hereunder. If you dispute a finding by the Company that (i) your continuous employment or engagement for services has ceased, (ii) your employment or engagement for services has been terminated for Cause, or (iii) your employment or engagement for services has been terminated because of a disability (within the meaning of Code §22(e)(3)), then the Board of Directors of the Company shall have sole and absolute discretion to make that determination for these purposes, and its decision will be final.

        (e)  No Right to Employment or Other Relationship. Nothing in the Plan or this Option Certificate shall confer on you any right to continue in the employ of or otherwise engaged for services by the Company, or by any Parent or Subsidiary, or limit in any way the right of the Company, or of any Parent or Subsidiary, to terminate your employment or engagement for services at any time, with or without Cause.

5.    Manner of Exercise.

        (a)  Exercise Agreement. You may exercise this Option by delivery to the Company or, if required, to its agent of an executed exercise notice that sets forth your election to exercise this Option with respect to some or all of the Shares subject to this Option and includes (i) arrangements for payment of the exercise price and disposition of the Shares, (ii) such other information as may appropriately be required, (iii) any provisions the Company may require in connection with the issuance of the stock regarding restrictions on the Shares, and (iv) such other representations and agreements as may be required by the Company to comply with applicable securities laws (the "Exercise Notice"). The Exercise Notice will be in the form delivered to you, or in such other form as may be approved or accepted by the Company. The Company may modify the required form of Exercise Notice at any time for any reason consistent with this Option Certificate and the Plan.

        (b)  Option Price. You must include with the Exercise Notice full payment of the Option Price for the Shares being purchased, or provide for such payment as permitted under this Option Certificate. You may make payment for the Shares being purchased in U.S. dollars in cash, by check or by wire transfer, or by delivery to the Company of a number of Shares which you have owned and completely paid for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate fair market value equal to the amount to be tendered, or a combination thereof. In addition, you may exercise this Option through a brokerage transaction as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises, so long as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 and the Shares are registered for sale to you by the Company or for resale by you under the Securities Act.

        (c)  Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, you must pay, or make adequate provision for payment of, any applicable federal or state withholding obligations of the Company. You may provide for payment of any required tax withholding upon exercise of the Option by requesting that the Company retain fully paid Shares with a Fair Market Value equal to the minimum amount required to be withheld. If the Company agrees to do this, then the Company shall issue the net number of Shares to you by deducting the Shares retained from the Shares purchased and fully paid for upon exercise of the Option.

        (d)  Issuance of Shares. Provided that the Exercise Notice and payment are in form and substance satisfactory to the Company and, if required, its legal counsel, the Company shall cause the Shares purchased to be issued in your name or in the name of your legal representative. You shall not be considered a shareholder with respect to the Shares being purchased through the exercise of this Option until such time as the Shares have been issued as noted on the books of the Company.

6.    Adjustments to Option. In the event the Company issues a stock dividend, or effects a stock split or combination of outstanding shares of Common Stock, or reclassifies the Common Stock, or carries out any other change in capital structure, then the number and class of and/or price of the securities subject to this Option Certificate shall be appropriately adjusted to fairly reflect such change.

7.    Non-transferability of Option. You may not transfer this Option or any interest in it in any manner, other than by your will or by the laws of descent and distribution, and only you may exercise this Option during your lifetime. The terms of this Option shall be binding upon your executor, administrators, successors and assigns.

8.    Tax Consequences. You understand that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to you. You represent that you have consulted with, or will consult with, your tax advisor; you further acknowledge that you are not relying on the Company for any tax, financial or legal advice; and you specifically understand that no representations are made as to any particular tax treatment with respect to the Option.

9.    Interpretation. Any dispute regarding the interpretation of this Option Certificate shall be submitted to the Board or the Plan administrator, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or the Plan administrator shall be final and binding on the Company and you.

10.    Entire Agreement and Other Matters. The Plan and the Exercise Notice are incorporated herein by this reference. You acknowledge and agree that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to you by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of these securities, or rights to acquire the securities covered by this Option Certificate, of the Company or any of its affiliates. This Option Certificate, the Plan and the Exercise Notice constitute the entire agreement of the Company and you with respect to the stock options covered, and supersede all prior undertakings and agreements with respect to the subject matter hereof. your acceptance of this option certificate shall constitute your agreement hereto without your delivery of a signed copy to the company.

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PRACTICEWORKS, INC. 2000 Stock Option Plan Option Certificate (Length of Service Stock Options)